Exhibit 5.2

                      [Opinion of Piper & Marbury L.L.P.]


                                                                  July 1, 1997


Irvine Apartment Communities, Inc.
550 Newport Center Drive
Suite 300
Newport Beach, California  92660

       Re: Registration Statement on Form S-3
           (Registration No. 333-27183)

Ladies and Gentlemen:

               We have acted as Maryland counsel to Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to $350 million maximum aggregate initial offering price of (i) unsecured senior or subordinated debt securities (the "Debt Securities"), which will be issued under one or more indentures, each in the form filed as an exhibit to the Registration Statement (each an "Indenture") between the Company and one or more Trustees (each a "Trustee"); (ii) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"); (iii) shares of its common stock, par value $.01 per share (the "Common Stock"); and (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock (the "Warrants"). The Debt Securities, Preferred Stock or Common Stock and Warrants are herein collectively referred to as the "Securities". Debt Securities and Preferred Stock may be convertible for Securities or other securities or rights.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion.

               In addition, this opinion is based on the assumption that the Registration Statement has become effective under the Securities Act.

               On the basis of the foregoing we are of the opinion that:

               1. When (i) the applicable Indenture has been duly authorized, executed and delivered; (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to the Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Debt Securities have been duly authorized, executed and authenticated in accordance with the Indenture relating to the Debt Securities, and duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon the exchange of any shares of Preferred Stock that are exchangeable into Debt Securities or (y) upon exercise of any Warrants exercisable for Debt Securities) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

               2. When (i) the Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Warrants have been duly authorized, executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

               3. When (i) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed; and (ii) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

               4. When (i) the shares of Common Stock have been duly and properly authorized for issuance; and (ii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (x) upon the exchange of any shares of Preferred Stock that are exchangeable into Common Stock, (y) upon the exercise of any Warrants exercisable for Common Stock or (z) upon the conversion of any Debt Securities that are convertible or exchangeable into Common Stock), will be validly issued, fully paid and nonassessable.

               The foregoing opinion is limited to the laws of the State of Maryland and the federal laws of the United Sates of America.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                     Very truly yours,



                                     /s/ Piper & Marbury L.L.P.